UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 18, 2020, Cardiovascular Systems, Inc. (the “Company”) entered into Amendment No. 2 to Supply Agreement (the “Supply Amendment”) and Amendment No. 2 to the Product Schedule (the “Product Schedule Amendment”) with Fresenius Kabi AB (“Fresenius”), both of which are amendments to the Supply Agreement and related Product Schedule between the Company and Fresenius, dated April 4, 2011 (as amended, the “Supply Agreement”). Pursuant to the Supply Agreement, Fresenius manufactures and serves as the supplier of the Company’s ViperSlide® lubricant. The Supply Amendment primarily extends the term of the Supply Agreement for an additional forty-four months, to December 31, 2024, establishes mechanisms for annual price reviews, and gives the Company certain final purchase rights if Fresenius exits from the business of production of the supplied product. The Product Schedule Amendment primarily updates the product pricing schedule and related terms.

The foregoing descriptions of the Supply Amendment and Product Schedule Amendment are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Item 7.01 Regulation FD

The Company manufactures and sells devices used for the treatment of peripheral artery disease (“PAD”) and coronary artery disease (“CAD”). The Company has recently observed a disruption in the procedures using its products as a result of the COVID-19 outbreak in the United States and internationally. On March 18, 2020, the Centers for Medicare & Medicaid Services (“CMS”) released guidance for healthcare providers to limit all non-elective medical procedures in order to conserve personal protective equipment and limit exposure to COVID-19 during the pendency of the outbreak. CMS created a tiered framework outlining recommendations on which procedures should be postponed and which should not. The Company anticipates that physician responses to these recommendations will vary.

With respect to PAD, the patients treated using the Company’s devices generally fall into two categories: those with critical limb ischemia (“CLI”) and those with claudication. The Company believes that most patients with CLI would fall into a CMS “Do not postpone” tier and most patients with claudication would fall into a CMS “Postpone” tier. As a result, the Company currently anticipates that the treatment of most patients with CLI will most likely not be postponed, but that the treatment of most patients with claudication will most likely be postponed. With respect to CAD, the Company currently anticipates the majority of patients treated using its devices fall into a CMS “Do not postpone” tier. The Company is unable to reasonably quantify any financial impact of the COVID-19 outbreak at this time. The Company is also unable to predict how the outbreak will affect the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure.

In addition to an impact on procedure volumes, the Company is experiencing and may experience other disruptions as a result of the COVID-19 outbreak. For example, enrollment in the Company’s ECLIPSE clinical trial has been suspended. Other disruptions or potential disruptions include restrictions on the ability of Company personnel and personnel of our distribution partners to travel and access customers for training and case support; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements to “shelter at home” or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our products. The total impact of these disruptions could have a material impact on the Company’s financial condition and results of operations, but the Company cannot predict the specific extent, or duration, of the impact of the COVID-19 outbreak on its condition and results. The Company will provide additional information during its next earnings call, currently anticipated to occur in early May.

Forward-Looking Statements

Statements in this Form 8-K regarding the potential future impact of the COVID-19 outbreak are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of the COVID-19 outbreak, government actions, material delays and cancellations of procedures, delayed spending by healthcare providers, supply chain disruptions, and other factors detailed from time to time in the Company’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Form 8-K. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this Form 8-K. The forward-looking statements made in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2020

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary